Exhibit 10.4

Execution Version

July 12, 2021

Ivanhoe Capital Acquisition Corp.

1177 Avenue of the Americas, 5th Floor

New York, NY 10036

Reference is made to that certain Business Combination Agreement, dated as of the date hereof (as amended from time to time, the “Business Combination Agreement”), by and among Ivanhoe Capital Acquisition Corp., a Cayman Islands exempted company (which will domesticate as a Delaware corporation prior to the Closing) (“Parent”), SES Holdings Pte. Ltd., a Singapore private company limited by shares (the “Company”), and Wormhole Merger Sub Pte. Ltd., a Singapore private company limited by shares and a direct, wholly-owned Subsidiary of Parent.

This letter agreement (this “Letter Agreement”) is being entered into and delivered by Parent and Ivanhoe Capital Sponsor LLC, a Cayman Islands exempted limited liability company (“Sponsor”), in connection with the transactions contemplated by the Business Combination Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement.

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent and Sponsor hereby agree as follows:

1.	Sponsor hereby agrees to vote at any meeting of the shareholders of Parent, and in any action by written consent or resolution of the shareholders of Parent, all of the Subject Securities (together with any other equity securities of Parent that Sponsor holds of record or beneficially, as of the date of this Letter Agreement, or acquires record or beneficial ownership after the date hereof) in favor of the Domestication and each of the other Parent Shareholder Matters and will not withdraw or rescind such vote or otherwise take action to make such vote ineffective.

2.	Subject to the satisfaction or waiver of each of the conditions to Closing set forth in the Business Combination Agreement and subject to the terms of the Business Combination Agreement, effective immediately prior to and conditioned upon the Closing, Sponsor hereby waives, for itself and for its successors, heirs and assigns, any and all rights it has or will have to adjustment or other anti-dilution protection with respect to the rate that the Parent Class B Ordinary Shares held by Sponsor convert into Parent Class A Ordinary Shares, including under Article 17 of Parent’s Amended and Restated Articles of Association, dated January 6, 2021, to receive more than one Parent Class A Ordinary Share upon conversion of Parent Class B Ordinary Shares in connection with the Transactions, it being understood and agreed that, subject to the terms of the Business Combination Agreement, at the Closing, all Parent Class B Ordinary Shares shall convert into Parent Class A Ordinary Shares on a one-for-one basis and that this provision shall apply, mutatis mutandis, to any shares of Delaware Parent Common Stock received in the Domestication (the “Parent Ordinary Shares”).

3.	Except for this Letter Agreement or as described in the Business Combination Agreement or Parent’s prospectus dated January 6, 2021 and filed with the Securities and Exchange Commission on January 8, 2021 (“Parent Prospectus”), from and after the date of this Letter Agreement and until the Termination Date (as defined below), prior to the receipt of the Requisite Parent Stockholder Approval, Sponsor agrees not to, directly or indirectly, (i) enter into any voting agreement, voting trust or any similar agreement, arrangement or understanding, with respect to any Parent Ordinary Shares or other equity securities of Parent owned by Sponsor (including any Delaware Parent Common Stock and any Parent Warrants) or deposit any such equity securities into a voting trust, (ii) grant any proxy, consent or power of attorney with respect to any Parent Ordinary Shares or other equity securities of Parent owned by Sponsor (including any Delaware Parent Common Stock and any Parent Warrants), (iii) enter into any agreement, arrangement or understanding that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Letter Agreement or (iv) sell, assign, transfer (including by operation of law), place a Lien on, pledge, dispose of (by amalgamation, merger, by scheme of arrangement, by testamentary disposition, by operation of law or otherwise) or otherwise encumber any of its Parent Ordinary Shares or other equity securities of Parent owned by Sponsor (including any Delaware Parent Common Stock and any Parent Warrants), either voluntarily or involuntarily, or otherwise agree to do any of the foregoing (each, a “Transfer”); provided, however, that the foregoing shall not apply to any Transfer (A) to Parent’s officers or directors, any affiliates or family member of any of Parent’s officers or directors, any members or partners of the Sponsor or their affiliates, any affiliates of the Sponsor, or any employees of such affiliates; (B) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (C) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (D) in the case of an individual, pursuant to a qualified domestic relations order; (E) by private sales or transfers made in connection with the transactions contemplated by the Business Combination Agreement; and (F) by virtue of the Sponsor’s organizational documents upon liquidation or dissolution of Sponsor; provided, that any transferee of any Transfer of the type set forth in clauses (A) through (F) (and any other subsequent transferees) must enter into a written agreement agreeing to be bound by this Letter Agreement prior to the occurrence of such Transfer. In furtherance of the foregoing, Parent hereby agrees to (i) place a revocable stop order on all Parent Ordinary Shares or other equity securities of Parent (including any Delaware Parent Common Stock and any Parent Warrants) subject to this Section 3, including those which may be covered by a registration statement, and (ii) notify Parent’s transfer agent in writing of such stop order and the restrictions on such Parent Ordinary Shares or other equity securities of Parent (including any Delaware Parent Common Stock and any Parent Warrants) subject to this Section 3, and direct Parent’s transfer agent not to process any attempts by Sponsor to Transfer any Parent Ordinary Shares or other equity securities of Parent (including any Delaware Parent Common Stock) subject to this Section 3, except in compliance with this Section 3. For the avoidance of doubt, the obligations of Parent under this Section 3 shall be deemed to be satisfied by the existence of any similar stop order and restrictions currently existing on the Parent Class A Ordinary Shares or other equity securities of Parent (including any Delaware Parent Common Stock) subject to this Section 3.

4.	Sponsor hereby represents and warrants to Parent as follows:

(a)            As of the date hereof, Sponsor holds (i) 6,900,000 of the issued and outstanding Parent Class B Ordinary Shares and (ii) 5,013,333 Parent Class A Ordinary Shares underlying Private Placement Warrants (collectively, the “Subject Securities”).

(b)           Sponsor has the full power and authority to make, enter into and carry out the terms of this Letter Agreement. This Letter Agreement has been duly and validly executed and delivered by Sponsor and constitutes a legally valid and binding obligation of Sponsor enforceable against it in accordance with its terms, except insofar as enforceability may be limited by the Remedies Exception.

(c)            The execution and delivery of this Letter Agreement by Sponsor does not, and the performance by Sponsor of the obligations under this Letter Agreement and the compliance by Sponsor with any provisions hereof do not and will not: (i) conflict with or violate any Law applicable to Sponsor, (ii) contravene or conflict with, or result in any violation or breach of, any provision of any charter, articles of association, operating agreement or similar formation or governing documents and instruments of Sponsor, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Parent Ordinary Shares owned by Sponsor pursuant to any Contract to which Sponsor is a party or by which Sponsor is bound, except, in the case of clause (i), (ii) or (iii), as would not reasonably be expected, either individually or in the aggregate, to materially impair or delay the ability of Sponsor to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(d)            No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person is required by or with respect to Sponsor in connection with the execution and delivery of this Letter Agreement or the consummation by Sponsor of the transactions contemplated hereby, except as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of Sponsor to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(e)            As of the date hereof, there is no action pending against, or, to the knowledge of Sponsor, threatened against Sponsor that would reasonably be expected to materially impair the ability of Sponsor to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(f)            Except for this Letter Agreement or as described in the Parent Prospectus, Sponsor has not: (i) entered into any voting agreement, voting trust or any similar agreement, arrangement or understanding, with respect to any Parent Ordinary Shares or other equity securities of Parent owned by Sponsor, (ii) granted any proxy, consent or power of attorney with respect to any Parent Ordinary Shares or other equity securities of Parent owned by Sponsor or (iii) entered into any agreement, arrangement or understanding that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Letter Agreement.

(g)            Sponsor understands and acknowledges that the Company is entering into the Business Combination Agreement in reliance upon the Sponsor’s execution and delivery of this Letter Agreement.

5.	Sponsor hereby agrees to be bound by and subject to (i) Section 6.8 (Confidentiality; Communications Plan; Access to Information) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement as if Sponsor were a party thereto, and (ii) Section 6.2 (Parent No Solicitation) of the Business Combination Agreement to the same extent as such provisions apply to Parent as if Sponsor were a party thereto.

6.	The Company is an express third party beneficiary of this Letter Agreement entitled to the rights and benefits hereunder and, solely in the event that there is a breach hereof by Sponsor that prevents the consummation of the transactions contemplated by the Business Combination Agreement, shall be entitled to enforce the provisions hereof as if it was a party hereto.

7.	This Letter Agreement, together with the Business Combination Agreement to the extent referenced herein, constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, relating to the subject matter hereof.

8.	No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party hereto, and any purported assignment in violation of the foregoing shall be null and void ab initio. This Letter Agreement shall be binding on the parties hereto and their respective successors and assigns.

9.	This Letter Agreement shall be construed and interpreted in a manner consistent with the provisions of the Business Combination Agreement. In the event of any conflict between the terms of this Letter Agreement and the Business Combination Agreement, the terms of the Business Combination Agreement shall govern. The provisions set forth in Sections 9.1 (No Survival), 10.3 (Counterparts; Electronic Delivery), 10.5 (Severability), 10.6 (Other Remedies; Specific Performance), 10.7 (Governing Law), 10.8 (Consent to Jurisdiction; Waiver of Jury Trial), 10.12 (Amendment) and 10.13 (Extension; Waiver) of the Business Combination Agreement, as in effect as of the date hereof, are hereby incorporated by reference into, and shall be deemed to apply to, this Letter Agreement mutatis mutandis.

10.	Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent in the same manner as provided in the Business Combination Agreement, with (a) notices to Parent being sent to the addresses set forth therein, in each case with all copies as required thereunder, and (b) notices to Sponsor being sent to:

Ivanhoe Capital Sponsor LLC

1177 Avenue of the Americas 5th Floor

New York, NY 10036

Attention:	Andrew Boyd
E-mail:	andy@bramaleapartners.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attention:	Sean T. Wheeler, P.C.

Debbie Yee, P.C.

Travis J. Distaso

E-mail:	sean.wheeler@kirkland.com

debbie.yee@kirkland.com

travis.distaso@kirkland.com

11.	This Letter Agreement shall immediately and automatically terminate, and have no further force and effect, upon the earlier of (i) the Effective Time or (ii) the termination of the Business Combination Agreement in accordance with its terms prior to the Effective Time (“Termination Date”). Notwithstanding the foregoing or anything to the contrary in this Agreement, the termination of this Agreement pursuant to this Section 11 shall not affect any liability on the part of any Party for a willful breach of any covenant or agreement set forth in this Letter Agreement prior to such termination or Actual Fraud, which liability shall survive any termination of this Agreement. For purposes of this Section 11, “willful breach” means a material breach that is a consequence of an act undertaken or a failure to act by the breaching party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Letter Agreement.

12.	In the event that (a) any Parent Ordinary Shares, Parent Warrants or other equity securities of Parent are issued to Sponsor after the date of this Letter Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Parent Ordinary Shares or Parent Warrants of, on or affecting the Parent Ordinary Shares or Parent Warrants owned by Sponsor or otherwise, (b) Sponsor purchases or otherwise acquires beneficial ownership of any Parent Ordinary Shares, Parent Warrants or other equity securities of Parent after the date of this Sponsor Agreement, or (c) Sponsor acquires the right to vote or share in the voting of any Parent Ordinary Shares or other equity securities of Parent after the date of this Sponsor Agreement (such Parent Shares, Parent Warrants or other Equity Interests of Parent, collectively the “New Securities”), then such New Securities shall be subject to the terms of this Sponsor Agreement to the same extent as if they constituted the Subject Securities as of the date hereof.

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Please indicate your agreement to the terms of this Letter Agreement by signing where indicated below.

Very truly yours,

Ivanhoe Capital Sponsor LLC

By:	/s/ Robert Friedland
Name:	Robert Friedland
Title:	President

Acknowledged and agreed as of the date of this Letter Agreement:

Ivanhoe Capital Acquisition Corp.

By:	/s/ Robert Friedland
Name:	Robert Friedland
Title:	Chairman and Chief Executive Officer

Signature Page to Sponsor Agreement